March 7, 1997



ARTRA GROUP Incorporated
500 Central Avenue
Northfield, IL  60093


RE: Registration Statement on Form S-1


Ladies and Gentlemen:


         We hereby consent to the use of our name under the caption "Legal Matters" in connection with the Registration Statement of the Company on Form S-1 and in the Prospectus forming a part thereof and to the reference to our firm in Item 15 of Part II of the aforementioned Registration Statement of the Company on Form S-1.


                                            Very truly yours,





                                            Kwiatt, Silverman & Ruben, Ltd.